American Access Technologies, Inc. and Subsidiary

             STATEMENT RE: COMPUTATION OF NET LOSS PER COMMON SHARE
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                                                                                                              Year Ended
                                                                                                              December 31,
                                                                                                              ------------
                                                                                                       1998               1997
                                                                                                       ----               ----
Net Loss                                                                                             $ (492,814)     $ (256,774)

Cumulative Preferred Stock Dividend                                                                    (104,167)              -

Beneficial Conversion Preferred Stock Dividend                                                         (781,250)              -
                                                                                                    -----------      ----------

                                                                                                    $(1,378,231)     $ (256,774)
                                                                                                    ===========      ==========

Weighted Average Common Shares Outstanding                                                            2,992,500       3,033,000

Adjustments to Reflect Requirements of the Securities and Exchange Commission
   SAB 83:
      Common stock issued to director within the period                                                       -          50,000

Common Shares Issued to Acquire Omega Metals, Inc.                                                      226,470         226,470
                                                                                                    -----------      ----------

   Total Weighted Average Number of Common Shares and Equivalents                                     3,218,970       3,309,470
                                                                                                    ===========      ==========

Net Loss per Common Share                                                                                $ (.43)         $ (.08)
                                                                                                    ===========      ==========

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